QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT

We hereby consent to the use in this Registration Statement on Form S-4 of Reddy Ice Holdings, Inc. of our report dated July 7, 2003 relating to the financial statements of Triangle Ice Co., Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts".

/s/ PRICEWATERHOUSECOOPERS LLP
Raleigh, North Carolina
November 11, 2003

QuickLinks

  Exhibit 23.2